Exhibit 99.1

Media Contact:

Landon Hudson, +1 312 696-6037 or newsroom@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Declares Quarterly Dividend of 40.5 Cents Per Share

CHICAGO, Dec. 1, 2023— The board of directors of Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today declared a quarterly dividend of 40.5 cents per share, an increase of 8 percent. The dividend is payable Jan. 31, 2024, to shareholders of record as of Jan. 5, 2024. The 3-cent increase from the prior quarterly rate of 37.5 cents per share results in an annualized dividend of $1.62 per share compared with the prior annualized rate of $1.50 per share.

While subsequent dividends will be subject to board approval, the company expects to pay three additional dividends in 2024:

Record Date	Payable Date

April 5, 2024	April 30, 2024

July 12, 2024	July 31, 2024

Oct. 4, 2024	Oct. 31, 2024

Please contact investors@morningstar.com with any questions.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment insights in North America, Europe, Australia, and Asia. The Company offers an extensive line of products and services for individual investors, financial advisors, asset managers and owners, retirement plan providers and sponsors, and institutional investors in the debt and private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $264 billion in assets under advisement and management as of Sept. 30, 2023. The Company operates through wholly-or majority-owned subsidiaries in 32 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on X @MorningstarInc.

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Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "prospects," or "continue." These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, failing to maintain and protect our brand, independence, and reputation; liability related to cybersecurity and the protection of confidential information, including personal information about individuals; compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, investment advisory, ESG and index businesses; failing to innovate our product and service offerings, or anticipate our clients' changing needs; prolonged volatility or downturns affecting the financial sector, global financial markets, and the global economy and its effect on our revenue from asset-based fees and our credit ratings business; failing to recruit, develop, and retain qualified employees; liability for any losses that result from errors in our automated advisory tools; inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event; failing to realize the expected business or financial benefits of our acquisitions and investments; failing to scale our operations and increase productivity and its effect on our ability to implement our business plan; artificial intelligence and related new technologies may present business, compliance, and reputational risks; failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world; liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products; the potential adverse effect of our indebtedness on our cash flows and financial flexibility; challenges in accounting for complexities in taxes in the global jurisdictions in which we operate that could materially affect our tax rate; failing to protect our intellectual property rights or claims of intellectual property infringement against us; the impact of any litigation, regulatory, and other business matters; our new reporting segments and the associated disclosures. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

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©2023 Morningstar, Inc. All Rights Reserved.

MORN-C

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